Exhibit 10.21

AMENDED AND RESTATED OFFERING DEPOSIT ACCOUNT AGENCY AGREEMENT

This AMENDED AND RESTATED OFFERING DEPOSIT ACCOUNT AGENCY AGREEMENT (this “Agreement”) dated as of this ___ day of _________, 2019, by and among Leaping Group Co., Ltd., its subsidiaries and affiliates or any other corporate entities that may be utilized from time to time (the “Company”), having an address at Room 2010, Huaruntiexi Centre, No.158, Jianshe East Road, Tiexi District, Shenyang City, Liaoning Province, P.R. China, and BOUSTEAD SECURITIES, LLC, serving as the representative of the underwriters (the “Underwriter”), having an address at 6 Venture, Suite 265, Irvine, CA 92618 USA, and Sutter Securities Clearing, LLC (formerly known as FinTech Clearing, LLC, the “Deposit Account Agent”), a broker-dealer registered with the Securities and Exchange Commission (“SEC”), having an office at 6 Venture, Suite 265, Irvine, CA 92618 USA. All capitalized terms not herein defined shall have the meaning ascribed to them in that certain prospectus filed with the United States SEC dated January 2, 2019, under File Number 333-229116, including all attachments, schedules and exhibits thereto, as amended from time to time (the “Prospectus”).

WITNESSETH:

WHEREAS, the Company, the Underwriter and the Deposit Account Agent entered into that certain Offering Deposit Account Agency Agreement dated as of October 17, 2018 (“Original Agreement”);

WHEREAS, the Company, the Underwriter and the Deposit Account Agent desire to amend and restate the Original Agreement in its entirety and enter into this Agreement; WHEREAS, pursuant to the terms of the Prospectus the Company desires to sell (the “Offering”) a minimum of $6,000,000 (the “Minimum Amount”) and a maximum of $20,000,000 (the “Maximum Amount”) of its ordinary shares (the “Shares”). The minimum investment per subscriber is one hundred shares (which minimum investment may be waived by Company); and

WHEREAS, unless the Minimum Amount is sold by September 30, 2019 (the “Final Termination Date”), the Offering shall terminate, and all funds shall be returned to the subscribers in the Offering, and if the Minimum Amount is met, the Offering may continue until the Final Termination Date; and

WHEREAS, the Company and Underwriter desire to establish a deposit account with the Deposit Account Agent into which the Company and Underwriter shall instruct investors introduced to the Company by Underwriter (the “Investors”) to wire funds made payable to the order of “Sutter Securities Clearing, as Deposit Account Agent for the Investors in Leaping Group Co., Ltd.” and Deposit Account Agent is willing to accept said wires for the payment of money in accordance with the terms hereinafter set forth;

WHEREAS, the Company, as issuer, and Underwriter, as an introducing broker-dealer, represent and warrant to the Deposit Account Agent that they will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to sale of the Offering;

WHEREAS, the Company and Underwriter represent and warrant to the Deposit Account Agent that they have not stated to any individual or entity that the Deposit Account Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Company and Underwriter warrant to the Deposit Account Agent that a copy of each document that has been delivered to Investors and third parties that include Deposit Account Agent’s name and duties, has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

1.           Delivery of Deposit Funds.

(a)          Underwriter and the Company shall instruct Investors to wire transfer to “Sutter Securities Clearing, as Deposit Account Agent for the Investors in Leaping Group Co., Ltd.” Account No. _____________, at Pacific Mercantile Bank, SWIFT Code PMERUS66 and ABA Routing Number 122242869 in each case, with the name and address of the individual or entity making payment. In the event any Investor’s address is not provided to Deposit Account Agent by the Investor, then Underwriter and/or the Company agree to promptly provide Deposit Account Agent with such information in writing. The wire transfers shall be deposited into a non-interest-bearing account at Pacific Mercantile Bank (the “Deposit Account”).

(b)          The collected funds deposited into the Deposit Account are referred to as the “Deposit Funds.”

(c)          The Deposit Account Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Deposit Account. If, for any reason, any check deposited into the Deposit Account shall be returned unpaid to the Deposit Account Agent, the sole duty of the Deposit Account Agent shall be to return the check to the Investor and advise the Company and Underwriter promptly thereof.

2.           Release of Deposit Funds. The Deposit Funds shall be paid by the Deposit Account Agent in accordance with the following:

(a)          In the event that the Company and Underwriter advise the Deposit Account Agent in writing that the Offering has been terminated (the “Termination Notice”), the Deposit Account Agent shall promptly return the funds paid by each Investor to said Investor without interest or offset within one (1) business day.

(b)          If prior to 3:00 P.M. Pacific Time on the Final Termination Date, the Deposit Account Agent receives written notice, in the form of Exhibit A, attached hereto and made a part hereof, and signed by the Company and Underwriter, stating that the Final Termination Date has been extended for a period of no more than 90 days (the “Extension Notice”), then the Final Termination Date shall be so extended and such date shall be the new “Final Termination Date”.

(c)          Provided that the Deposit Account Agent does not receive the Termination Notice in accordance with Section 2(a) and there is the Minimum Amount deposited into the Deposit Account on or prior to the Final Termination Date or the date stated in the Extension Notice, if any, received by the Deposit Account Agent in accordance with Section 2(b) above, the Deposit Account Agent shall, upon receipt of written instructions, in the form of Exhibit B, attached hereto and made a part hereof, or in a form and substance satisfactory to the Deposit Account Agent, received from the Company and Underwriter, pay the Deposit Funds in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions. Such instructions must be received by the Deposit Account Agent no later than 3:00 PM Pacific Time on a Business Day for the Deposit Account Agent to process such instructions that Business Day.

(d)          If by 3:00 P.M. Pacific time on the later of the Final Termination Date or the date stated in the Extension Notice, if any, that the Deposit Account Agent has received in accordance with Section 2(b) above, the Deposit Account Agent has not received written instructions from the Company and Underwriter regarding the disbursement of the Deposit Funds or the total amount of the Deposit Funds is less than the Minimum Amount, then the Deposit Account Agent shall promptly return the Deposit Funds to the Investors without interest or offset within one (1) business day. The Deposit Funds returned to each Investor shall be free and clear of any and all claims of the Deposit Account Agent.

(e)          The Deposit Account Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(f)           If the Final Termination Date or any date that is a deadline under this Agreement for giving the Deposit Account Agent notice or instructions or for the Deposit Account Agent to take action is not a Business Day, then such date shall be the Business Day that immediately preceding that date. A “Business Day” is any day other than a Saturday, Sunday or a day that a SEC-registered broker-dealer is not legally obligated to be opened.

3.           Acceptance by Deposit Account Agent. The Deposit Account Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)          The Deposit Account Agent may act in reliance upon any signature believed by it to be genuine and may assume that any person who has been designated by Underwriter or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Deposit Account Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and Underwriter are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Underwriter may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Deposit Account Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)          The Deposit Account Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Deposit Account Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)          Underwriter and the Company agree to indemnify and hold the Deposit Account Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Deposit Account Agent arising out of or related, directly or indirectly, to this Agreement unless caused by the Deposit Account Agent’s gross negligence or willful misconduct.

(d)          In the event that the Deposit Account Agent shall be uncertain as to its duties or rights hereunder, the Deposit Account Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Deposit Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Deposit Funds to a court of competent jurisdiction.

(e)          The Deposit Account Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Deposit Account Agent’s obligations hereunder, and the Deposit Account Agent shall not be required to make a request that any monies be delivered to the Deposit Account, it being agreed that the sole duties and responsibilities of the Deposit Account Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Deposit Account Agent for the Deposit Account and deposit said checks and wire transfers into the non-interest bearing Deposit Account, and (ii) to disburse or refrain from disbursing the Deposit Funds as stated above, provided that the checks received by the Deposit Account Agent have been collected and are available for withdrawal.

4.           Term of Deposits. This Agreement shall terminate upon the disbursement of all Deposit Funds in the Deposit Account pursuant to Section 2(c), Section 2(d), Section 6 or Section 7 (except with respect to provisions hereof which are specifically intended to survive such termination).

5.           Deposit Account Statements and Information. The Deposit Account Agent agrees to send to the Company and/or the Underwriter a copy of the Deposit Account periodic statement, upon request and to also provide the Company and/or Underwriter, or their designee, upon request other deposit account information, including Deposit Account balances, by telephone or by computer communication, to the extent practicable. The Company and Underwriter agree to complete and sign all forms or agreements required by the Deposit Account Agent for that purpose. The Company and Underwriter each consent to the Deposit Account Agent’s release of such Deposit Account information to any of the individuals designated by Company or Underwriter, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule II.  Further, the Company and Underwriter have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Deposit Account Agent, the Company and Underwriter agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The Company and Underwriter each consent to the Deposit Account Agent’s release of wire transfer information to the designated e-mail address(es). The Deposit Account Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

6.           Resignation and Termination of the Deposit Account Agent. The Deposit Account Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Underwriter and the Company. Upon providing such notice, the Deposit Account Agent shall have no further obligation hereunder except to hold as depositary the Deposit Funds that it receives until the end of such 30-day period. In such event, the Deposit Account Agent shall not take any action, other than receiving and depositing Investors’ checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Underwriter and the Company, the Deposit Account Agent shall promptly deliver the Deposit Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Deposit Account Agent may deposit the Deposit Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this Section, the Deposit Account Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Deposit Funds.

7.           Termination. Except as otherwise specifically provided herein, this Agreement shall terminate on the later of the final closing date of the Offering, or the Final Termination Date, as applicable (except with respect to provisions hereof which are specially intended to survive such termination). The Company and Underwriter may terminate the appointment of the Deposit Account Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company and Underwriter shall, within 30 days of such notice, appoint a successor deposit account agent and the Deposit Account Agent shall, upon receipt of written instructions signed by the Company and Underwriter, turn over to such successor deposit account agent all of the Deposit Funds; provided, however, that if the Company and Underwriter fail to appoint a successor deposit account agent within such 30-day period, such termination notice shall be null and void and the Deposit Account Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Deposit Funds, the successor deposit account agent shall become the deposit account agent hereunder and shall be bound by all of the provisions hereof and Deposit Account Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Deposit Funds and under this Agreement.

8.           Investment. All funds received by the Deposit Account Agent shall be held only in non-interest-bearing accounts at Pacific Mercantile Bank.

9.           Compensation. Deposit Account Agent shall be entitled, for the duties to be performed by it hereunder, to a fee as set forth on Schedule III. In addition, the Company shall be obligated to reimburse Deposit Account Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Deposit Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Deposit Account Agent shall affect the right of Deposit Account Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Deposit Account Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Deposit Account Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

10.         Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by electronic mail (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Underwriter:

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618 USA

Attention: Keith Moore, CEO

Email: keith@boustead1828.com

If to the Company:

Leaping Group Co., Ltd.

Room 2010, Huaruntiexi Centre, No.158, Jianshe East Road

Tiexi District, Shenyang City, Liaoning Province

P.R. China

Attention: Mr. Tao Jiang, Chief Executive Officer

Email: jiangtao@mediayz.com

With a copy to:

Hunter Taubman Fischer & Li, LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attn: Ying Li, Esq.

Email: yli@htflawyers.com

If to Deposit Account Agent:

Sutter Securities Clearing, LLC

6 Venture, Suite 265

Irvine, CA 92618

Attn: Robert A. Maley, President

Email: robert.maley@sutterus.com

Fax: +1 310 504 3704

11.         General.

(a)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of California, located in the County of Orange. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b)          This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)          All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)          This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)          If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)           This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

12.         Form of Signature. The parties hereto agree to accept an electronic mail transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces an electronic mail signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by electronic mail, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

13.        No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority, or interest under or because of the existence of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Leaping Group Co., Ltd.		Boustead Securities, LLC

By:		By:
	Name: Bo Jiang		Name: Keith Moore
	Title: Chairman		Title: CEO

Sutter Securities Clearing, LLC

By:
Name: Robert A. Maley
Title: President

Schedule I

OFFERING DOCUMENTS

Schedule II

The Deposit Account Agent is authorized to accept instructions signed or believed by the Deposit Account Agent to be signed by any one of the following on behalf of the Company and Underwriter.

Leaping Group Co., Ltd.

Name	True Signature

Bo Jiang, Chairman

Boustead Securities, LLC

Name	True Signature

Keith Moore, CEO

Dan McClory, Managing Director

Schedule III

Fee Schedule

Service	Fee
Cash Management Fee	0.5% of the Minimum Amount
CIP/AML check (applied to each subscriber)	$2.00
Wire Transfers – Incoming (Domestic or Foreign)	$5.00
Wire Transfers – Outgoing (Domestic)	$10.00
Wire Transfers – Outgoing (Foreign)	$25.00
NACHA Upload per file	$5.00
ACH per transaction (incoming or outgoing)	$0.50
ACH Exceptions (incoming or outgoing)	$2.00
Check Processing (incoming or outgoing)	$10.00

Exhibit A

EXTENSION NOTICE

Date:

Sutter Securities Clearing, LLC

6 Venture, Suite 265 Irvine, CA 92618

Attention: Robert A. Maley, President

Dear Mr. Maley:

In accordance with the terms of Section 2(b) of a Deposit Account Agreement dated ___ _______, by and among Leaping Group Co., Ltd. (the “Company”), Boustead Securities, LLC (the “Underwriter”), and Sutter Securities Clearing, LLC (the “Deposit Account Agent”), the Company and Underwriter hereby notifies the Deposit Account Agent that the Termination Date has been extended to ____________, 2019, the Final Termination Date.

Very truly yours,

Leaping Group Co., Ltd.

By:
Name:
Title:

Boustead Securities, LLC

By:
Name: Keith Moore
Title: CEO

Exhibit B

FORM OF DEPOSIT RELEASE NOTICE

Date:

Sutter Securities Clearing, LLC

6 Venture, Suite 265

Irvine, CA 92618

Attention: Robert A. Maley, President

Dear Mr. Maley:

In accordance with the terms of Section 2(d) of the Amended and Restated Offering Deposit Account Agency Agreement dated as of ________ __, 2019 (the “Deposit Account Agreement”), by and between Leaping Group Co., Ltd. (the “Company”), Sutter Securities Clearing, LLC (the “Deposit Account Agent”) and Boustead Securities, LLC (the "Underwriter"), the Company and Underwriter hereby notify the Deposit Account Agent that the ________ closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

________________________:	$

________________________:	$

________________________:	$

Very truly yours,

Leaping Group Co., Ltd.

By:
Name:
Title:

Boustead Securities, LLC

By:
Name: Keith Moore
Title: CEO